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                                                                    EXHIBIT 10.4

                     CITIZENS CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED INCOME TAX AGREEMENT

     This agreement is entered into effective for the tax year ending December 31, 1997 between Allmerica Financial Corporation (the "Parent"), Allmerica, Inc., Allmerica Funding Corp., First Allmerica Financial Life Insurance Company, Allmerica Services Corporation, Logan Wells Water Company, Inc., SMA Financial Corp., Allmerica Property & Casualty Companies, Inc., Sterling Risk Management Services, Inc., Allmerica Trust Company, N.A., Somerset Square, Inc., Allmerica Financial Life Insurance and Annuity Company, Allmerica Institutional Services, Inc., Allmerica Investments, Inc., Allmerica Asset Management, Inc., Allmerica Financial Services Insurance Agency, Inc., Linder Skokie Real Estate Corporation, Allmerica Investment Management Company, Inc., Allmerica Benefits, Inc., APC Funding Corp., The Hanover Insurance Company, Allmerica Financial Insurance Brokers, Inc., Citizens Insurance Company of Illinois, Allmerica Financial Benefit Insurance Company, Allmerica Plus Insurance Agency, Inc., The Hanover American Insurance Company, Hanover Texas Insurance Management Company, Inc., Hanover Lloyd's Insurance Company, Citizens Corporation, Massachusetts Bay Insurance Company, Allmerica Financial Alliance Insurance Company, AMGRO, Inc., Citizens Insurance Company of Ohio, Citizens Insurance Company of America, Citizens Insurance Company of Midwest, Lloyds Credit Corporation and Citizens Management Inc.

     WHEREAS, as of the date of this agreement, the parties hereto are members of an affiliated group ("Affiliated Group") as defined in Section 1504(a) of the Internal Revenue Code, and

     WHEREAS, such Affiliated Group is required to file consolidated federal income tax returns, and

     WHEREAS, it is the intent and desire of the parties hereto that a method be established for allocating the consolidated tax liability for the Affiliated Group among its members, for reimbursing the Parent for payment of such liability, and for compensating any party for use of its losses or credits.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties agree as follows:

     (1) A U.S. consolidated income tax return shall be filed by the Parent for each taxable period in respect of which the Affiliated Group is required or permitted to file a consolidated tax return.

     (2) (a) The consolidated tax liability shall be allocated among the members of the Affiliated Group in the ratio that each member's regular separate return tax liability for the year bears to the sum of the regular separate return tax liabilities of all the members.

         (b) For each taxable period, each member of the Affiliated Group shall compute its separate tax liability in a manner consistent with the provisions of Regulation Section 1.1552-1(a)(2)(ii).

         (c) If, in any consolidated return year, there is an excess of consolidated tentative minimum tax over consolidated regular tax liability, each member whose separate return tentative minimum tax exceeds its separate return regular tax shall pay the share of such consolidated excess that its separate return excess of tentative minimum tax over regular tax bears to the total of such excesses of all the members which have such excesses.

     (3) For each tax year during which a Subsidiary is included in a consolidated federal income tax return with the Parent, the Subsidiary will pay to the Parent an amount equal to the federal income tax at the current year's statutory rate applied to the Subsidiary's separate taxable income, adjusted for all tax credits. Such tax shall be determined without regard to separate company limitations. If the amount of the consolidated tax is greater than the sum of the individual Subsidiary's tax amounts, the difference will be allocated to the Parent.


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     Any tax losses or credits utilized by the profit member(s) of the
Affiliated Group shall be reimbursed to a loss member(s) of the Affiliated Group when such loss member(s) on a separate return basis could use the loss or credits incurred in a prior year.

     (4) If for any taxable period whereby a profit member of the Affiliated Group becomes a loss member in the subsequent tax period, and that loss cannot be absorbed in the current tax period, and which could on a separate return basis have been carried back to offset taxable income in a prior year, then those loss members which received a benefit pursuant to paragraph (3) from that profit member shall refund to that member the applicable portion of the tax payment.

     (5) Payment of the consolidated tax liability for the taxable period shall include the payment of estimated tax installments due for each taxable period, and each subsidiary shall pay to the Parent its share of each payment within a reasonable time of receiving notice of such payment from the Parent or, to the extent required by Regulatory authorities, within 30 days after filing the consolidated tax return. Any overpayment of estimated tax should be refunded to the Subsidiary within a reasonable time following the filing of the consolidated return. All settlements shall be made in cash or securities eligible as investments pursuant to the insurance code of the Subsidiary's state of domicile.

     (6) If the consolidated tax liability is adjusted for any taxable period whether by means of an amended return, claim for refund or after a tax audit by the Internal Revenue Service, the liability of each member shall be recomputed to give effect to such adjustments. In the case of a refund the Parent shall make payment to each member for its share of the refund plus interest, determined in the same manner as above, within a reasonable period after the refund is received by the Parent or, to the extent required by Regulatory authorities, within 30 days after receipt of the refund. In the case of an increase in tax liability, each member shall pay to the Parent its allocable share of such increased tax liability plus interest. It is agreed that the Parent is hereby authorized in its sole discretion to make final settlement of any proposed underpayment or overpayment of tax with representatives of the United States Government on the basis that the Parent deems most beneficial to the Affiliated Group.

     (7) Nothing in this agreement shall authorize any practice by the Parent or by any Subsidiary which is in conflict with regulations promulgated by the Internal Revenue Service; further, nothing in this agreement shall affect any elections which have been made under those regulations, or which might be made in the future.

     (8) It is agreed that if any Subsidiary should for any reason cease to be included as a member of the Affiliated Group, final settlement of accounts between that Subsidiary and the Affiliated Group shall be made according to this agreement within a reasonable time following the filing of the consolidated return for the last year the Subsidiary was a member of the Affiliated Group except for adjustments pursuant to paragraph (6) above. Except as may be required by law, to the extent there is any loss or credit attributable to such Subsidiary which is unutilized by such Subsidiary, such Subsidiary hereby waives any right to be compensated for such unused loss or credit to the extent such loss or credit remains after such Subsidiary has left the Affiliated Group. To the extent such Subsidiary generates any loss or credit after leaving the Affiliated Group, which loss or credit can be carried back and utilized by the Affiliated Group, such Subsidiary hereby waives any right to be compensated for such loss or credit.

     (9) The parties hereto specifically recognize that from time to time other companies may become members of the Parent Affiliated Group and hereby agree that such new members must become parties to this agreement. Such new members should execute the master copy of this agreement (or a counterpart thereto, which shall be deemed to be the original agreement) and it will not be necessary for all the other members to sign the agreement, but it will be effective as if the old members had signed the agreement.

     (10) The Parent shall be liable for, and indemnify and hold each member harmless (subject to set off for any unpaid amounts due Parent from such member, net of any unpaid amounts Parent owes such member, under this agreement) against, any and all federal income tax for periods in which it is included in the consolidated federal income tax return with Parent, including any amounts for which such members may be held severally liable under Section
1.150 2-6 of the Treasury Regulations.

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     (11)  Miscellaneous
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     (a) Injunctions.  The parties acknowledge that irreparable damage would
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occur in the event that any of the provisions of this agreement were not performed in accordance with its specific terms or were otherwise breached. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or equity.

     (b) Assignment.  Except by operation of law or in connection with the sale
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of all or substantially all the assets of a party hereto, this agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the written consent of the other parties; and any attempt to assign any rights or obligations arising under this agreement without such consent shall be void; provided, however, that the provisions of this agreement
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shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, but no assignment shall relieve any party's obligations hereunder without the written consent of the other parties.

     (c) Further Assurances.  Subject to the provisions hereof, the parties
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hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of the parties shall, in connection with entering into this agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, order and decrees obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the other parties with all such information as they may reasonably request in order to be able to comply with the provisions of this paragraph.

     (d) Parties in Interest.  Except as herein otherwise specifically provided,
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nothing in this agreement expressed or implied is intended to confer any right or benefit upon any person, firm or corporation other than the parties and their respective successors and permitted assigns.

     (e) Waivers, Etc.  No failure or delay on the part of the parties in
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exercising any power or right hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this agreement nor consent to any departure by the parties therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     (f) Set off.  All payments to be made by any party under this agreement
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shall, except to the extent otherwise specifically provided herein, be made without set off, counterclaim or withholding, all of which are expressly waived.

     (g) Change of Law.  Any alteration, modification, addition, deletion, or
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other change in the consolidated income tax return provisions of the Code or the
Treasury Regulations shall automatically be applicable to this agreement. If, due to any change in applicable law or regulations interpretation hereof by any court of law or other governing body having jurisdiction subsequent to the date of this agreement, performance of any provision of this agreement or any transaction contemplated thereby shall become impracticable or impossible, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

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     (h) Prior Tax-Sharing Agreements: Amendment of this Agreement.  This
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Agreement constitutes the entire agreement between the parties and shall supersede any other tax-sharing or tax-allocation agreement or arrangement (whether written or oral) in effect between the parties hereto prior to the effective date hereof with respect to the matters expressly dealt with herein, but shall not affect the currently outstanding intercompany accounts, if any, in respect of taxes between the members. This agreement may not be altered, changed, modified, or terminated orally; any modifications or revision of this agreement shall be accomplished only through a writing clearly denominated as an amendment to this agreement signed by the parties hereto.

     (I) Confidentiality.  Subject to any contrary requirement of law or
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regulations and the right of each party to enforce its rights hereunder in any legal action, each party agrees that it shall keep strictly confidential, and shall cause its employees and agents to keep strictly confidential any information which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this agreement; provided, however, that such obligation to maintain confidentiality
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shall not apply to information which (1) at the time of disclosure was in the public domain not as a result of acts by the receiving party or (2) was in the possession of the receiving party at the time of disclosure.

     (j) Headings.  Descriptive headings are for convenience only and shall not
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control or affect the meaning or construction of any provision of this agreement.

     (k) Counterparts.  For the convenience of the parties, any number of
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counterparts of this agreement may be executed by the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

     (l) Governing Law.  This agreement shall be governed by and construed and
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enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed therein.

     (m) Records and Workpapers.  Each party will retain all returns, schedules
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and workpapers, and all material records and other documents relating thereto, until (I) parent notifies such party that such returns and other documents may be destroyed after such returns and other documents are offered to Parent, and
(ii) the expiration of the statute of limitations (including extensions) of the taxable years to which such returns and other documents relate or there has been a Final Determination of all tax for such years, and (iii) there has been a final settlement of all payments which may be required under this agreement for such years.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective for the tax year ending December 31, 1997 by their duly authorized officers this 28th day of February, 1998.

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